Exhibit 99.1

May 18, 2017

Noble Energy Sells Marcellus Midstream to Quantum Energy Partners for $765 Million

HOUSTON, May 18, 2017 (GLOBE NEWSWIRE) -- Noble Energy, Inc. (NYSE:NBL) ("Noble Energy" or "the Company") today announced that it has signed a definitive agreement to divest the holding company which owns a 50 percent interest in CONE Gathering, LLC ("CONE Gathering") and 21.7 million common and subordinated limited partnership units to a portfolio company of Quantum Energy Partners ("Quantum") for total cash consideration of $765 million. The limited partnership units represent a 33.5 percent ownership interest in CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream"). CONE Gathering owns the general partner of CONE Midstream.
David L. Stover, Noble Energy's Chairman, President and CEO, commented "CNNX has performed exceptionally well since its IPO in late 2014, exceeding forecasts despite a challenging macro-economic backdrop. Including this transaction, Noble Energy will realize more than $1 billion in total value from our Marcellus midstream business, which represents approximately three times our net invested capital. Going forward, our midstream efforts are focused on Noble Midstream Partners, supporting our DJ Basin and Delaware Basin growth areas."
Dheeraj Verma, President of Quantum Energy Partners, said "Quantum is excited to once again work with Noble Energy on a substantial acquisition. This transaction follows the recently announced sale of Noble Energy's upstream Appalachia assets to a separate portfolio company of Quantum.  We have a strong track record of sponsoring and growing both upstream and midstream companies across the Appalachian Basin and we look forward to partnering with CONSOL Energy Inc. in continuing the success of CONE Midstream."
Noble Energy's cumulative 2017 divestiture proceeds total approximately $2 billion, with the amount primarily representing an exit of the Company's Appalachia upstream and midstream businesses. Proceeds announced year-to-date are being utilized to cover the cash costs associated with the Clayton Williams Energy acquisition, to further strengthen the balance sheet through debt reduction, and to provide additional financial capacity and flexibility to support the Company's U.S. onshore oil development.
Closing of the transaction is anticipated in the third quarter this year, subject to customary closing conditions and adjustments. BofA Merrill Lynch acted as the sole financial advisor to Noble Energy on the CONE Midstream transaction and Vinson & Elkins LLP served as legal counsel.
Noble Energy (NYSE:NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People's Lives®. For more information, visit http://www.nblenergy.com.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of federal securities law.  Words such as " anticipates", "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements.  Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events.  They may include estimates of oil and natural gas reserves, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected.  Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation, third-party litigation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy' s business that are discussed in its most recent annual report on Form 10-K and in other reports on file with the Securities and Exchange Commission. These reports are also available from Noble Energy's offices or website, http://www.nblenergy.com.  Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.  Noble Energy does not assume any obligation to update forward-looking statements should circumstances, management's estimates, or opinions change.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
megan.repine@nblenergy.com

Megan Dolezal
(281) 943-1861
megan.dolezal@nblenergy.com

Media Contacts
Reba Reid
(713) 412-8441
media@nblenergy.com

Deena McMullen
(281) 943-1732
media@nblenergy.com

Source: Noble Energy Inc.; Quantum Energy Partners
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